Japa Health

Japa Health is a technology company that aims to be one of the first to aggregate the $4.4 trillion global wellness economy. Backed by smart appliance company VeSync. Proprietary algorithm. Science-based metaphysical methodology to support humanity's evolution, in one data-driven platform.


AI WELL-BEING ASSISTANT
AND MARKETPLACE AGGREGATOR
JAPA
HEALTH

Invest

$99 minimum investment

DEADLINE: April 26, 2024

in 2 months

SHARE PRICE
$0.99

TOTAL RAISED
$27,645

VALUATION
$7,918,005

4(a)(6) offering provided by Netcapital Funding Portal Inc.

Pitch Updates Discussion

OVERVIEW

One of the first comprehensive AI-driven optimal vitality wellness resource, in the palm of your hand!

Japa Health's objective is to drive consumer engagement in goods, services and content that helps them achieve their personal wellness and life goals though a **data driven**, personalized marketplace.

To reach our objective, we built a vitality assessment powered by a personalized scoring and suggestion engine. **The Japa algorithm scores the effort that people place on their own wellness across ten determinants of health to quantify where they need to put their attention and where they have vulnerabilities in their well-being.**

End users receive actionable suggestions to improve their quality of life that evolves into a journey of increased awareness and well-being. The journey is supported by a marketplace of aggregated solutions tailored to **simplify the burden of researching what, how and when to integrate new practices, new products, lab tests, expert advice and community into your life.**

HIGHLIGHTS

Key Accomplishments

JAPA HEALTH



- **400 + REGISTERED USERS**
  62.6% Completion Rate
- **STRONG BACKEND INFRASTUCTURE**
  Proprietary algorithm and data ingestion
- **TWO LETTERS OF INTENT**
  Consumer reach 4M +
- **RAISED $1.245M**
  From publicly traded strategic partner
- **PROPRIETARY ALGORITHM AND VITALITY SCORE**
  Holistic wellness assessment live
- **WINNING TEAM**
  Founders + world-class advisors and development partners

PROBLEM

Wellness is overwhelming!

People don't know where to start,

what to do, what to buy or what's possible.

People are suffering and
rates of disease are increasing

The **global wellness economy is a $4.4 trillion dollar ecosystem** of products, services and content that is arduous and complicated to navigate. For consumers, understanding where to start, what to do, what's accurate, what's safe and what's personally best for you when working to improve your life, health and happiness can be overwhelming!

For businesses, marketing and customer acquisition costs are high, content is expensive and hard to create and businesses want more targeted engagement strategies to reach the consumers that need their goods and services the most.


"Wellness is a growing priority for consumers but unmet need remains especially for personalization. This phenomenon is particularly strong among millennials and Gen Z, of whom 49 percent and 37 percent, respectively, expressed a strong preference for products, services, or apps that leverage personal data to personalize the consumer experience."
- McKinsey
September, 2022

SOLUTION


Member takes assessment
JAPA
HEALTH
Explore Vitality
SIGN IN
CREATE ACCOUNT
Member receives scores and suggestions
YOUR VITALITY SCORE
76
Member engages in marketplace
MVP:
Content consumption
Product Marketplace
Goal setting
Re-assessment
Feedback loop
Community
Phase 2:
Wearable integrations
Lab and Genetic Tests
Telemedicine

In order to connect consumers and businesses with the most effective goods, services and content that is optimized for their needs we built a **personalized scoring and suggestion** engine to drive engagement based on each member's symptoms, conditions, interests and behaviors.

Our suggestion engine is driven by an assessment with 150 questions. This unique and powerful assessment scores the 10 determinants of health for each person so it is truly holistic.


JAPA HEALTH
Welcome Layna
HEALTH ASSESSMENT : MENTAL FITNESS
07/11 SECTIONS
96. How often do you do things that are incredibly fun, challenging or interesting in such a way that you lose track of time?
Almost never
Rarely
Occasionally
Frequently
Very Frequently
97. Do you breathe predominantly from your mouth or your nose?
Mostly mouth
Mostly nose
Reveal My Vitality


Hi Layna, Check Your Score here
YOUR VITALITY SCORE
98
SCORE BY CATEGORY
Clear And Restart
Click on each tip to learn more
Detoxification
Scored - 92
Tips to Improve
Add Herbs to my diet - Add herbs for increasing circulation like ginger, cayenne and cacao
Decalcify my pineal gland - Reduce exposure to electromagnetic fields (EMFs)
Replace toxic products - Check shampoo, conditioner and bathroom products for parabens, toxic perfumes and phthalates
Reduce toxins in my diet - Reduce sugar intake
Dry brush my body - Entire body for 5 mins or more before bed
Sleep
Scored - 99

The methodology behind the Japa Health personalization algorithm rests at the intersection of science and spirituality including both the seen and unseen forces that influence our biology, life force energy and joy.

We believe this is a game changer for people who desperately seek answers and for businesses who need to connect with their ideal customer.

We provide consumers with much needed information about their needs and we provide businesses with statistical, aggregated end user data to drive their lifetime value (LTV).



BUSINESS MODEL

Japa is pre-revenue and has identified multiple revenue streams including 2 letters of intent signed.

- B2B2C SAAS fees
- B2B2C utilization fees
- B2B reporting with aggregated statistical insights, correlations of data points and predictions of user behavior
- E-commerce
- Direct to consumer subscription fees
- Telemedicine
- Lab tests

Customer Acquisition

D:C

Consumer Subscription
and E-Commerce



B:B:C

- Employee Wellness
- Benefits aggregators
- Brand partners (white label)
- Health and Wellness platforms to augment their offering
- Sale of Data
- E-commerce - Japa membership as incentive to checkout
- Advertising


Dashboard
Diet
Health Assessment
Powered by Japa health
Recommended for You
Sleep
Food that brings good sleep

MARKET

Our total addressable market includes people using technology to manage their health and well-being.


U.S. Digital Health Market
size, by technology, 2020 - 2030 (USD Billion)
GRAND VIEW RESEARCH
$66.5B
$55.3B
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
Tele-healthcare
mHealth
Healthcare Analytics
Digital Health Systems
26.9%
U.S. Market CAGR, 2022 - 2030
Source: www.grandviewresearch.com


GLOBAL WELLNESS ECONOMY:
$4.4 trillion in 2020
Mental Wellness $131b
Traditional & Complementary Medicine $413b
Wellness Real Estate $275b
Wellness Tourism $436b
Personal Care & Beauty $955b
Public Health, Prevention, & Personalized Medicine $375b
Workplace Wellness $49b
Springs $39b
Healthy Eating, Nutrition, & Weight Loss $946b
Physical Activity $738b
Spas $68b
Note: Numbers do not add to total due to overlap in sectors.
Source: Global Wellness Institute
GLOBAL WELLNESS INSTITUTE™

JAPA'S ORIGIN STORY

Sheryl, the founder of Japa Health, healed from an autoimmune disease that she was told was incurable.

Through her own healing journey she explored every Eastern and Western intervention possible. She has since been medication free for over a decade and is absolutely thriving.

The beginning of her healing journey was hard, confusing, expensive and full of setbacks. As she learned more about what creates health and integrated natural healing practices into her daily life, her nervous system changed, her breathing patterns shifted and her relationship to herself expanded completely. She had conscious awakenings, became physically and mentally strong and deeply inspired to help other people achieve the same kind of transformation.

She is the founder of Red Diamond Yoga, a Los Angeles based yoga studio where she inspired a community of almost 40,000 customers to commit to their well-being. At Red Diamond she designed the curriculum, grew the business and sold it in year 5 to build Japa Health. The personal stories of frustration and overwhelm she heard from her community inspired her to innovate a technology solution to meet people where they are on a massive scale AND to simplify the journey of healing and disease prevention. Consumer data, her personal journey and the feedback from her community of thousands of students prove that Japa Health needs to exist.


About the Founder
Corporate executive with 10 years experience in the public and private sector
Deep personal connection to the problem that Japa Health is solving
Wellness entrepreneur with two profitable exits and 10's of 1,000's of customers acquired
Has a vision for a paradigm shift from a strictly biomedical view of health and disease to a more interdisciplinary one based on Psycho-Neuro-Endocrine-Immunology

ENGAGEMENT / RETENTION STRATEGY

Our engagement strategy includes rewards, incentives, discounts, gamification and micro educational content from the most respected and influential thought leaders in health and wellness.

We plan to deliver modern and engaging videos to educate, inspire and create trust. To manage this, we built an easy to use invitation only content creation app for experts to contribute their engaging content. Teachers can choose from the library of topics which is correlated to our vitality assessment and suggest new topics as the library, marketplace and suggestion engine expand. This may enable engaging content to be delivered to end users and be optimized for their unique needs.


9:50
Hello, sunshine!
80%
You're doing great. Let's do it.
Content overview
15,000
Weekly
9:50
Choose Media
Video Content
Infographic Content
Text Content
Note: Video format can be horizontal or vertical.
CONTINUE

PRESS

Businesswire

Japa Health Completes Closing of $1.245 Million Series Seed Round Funding With Smart Appliance Company Vesync

TEAM



Shery Utal
CEO

13 years experience in wellness businesses including 40,000 customers and 5M in revenue. Healed herself from autoimmune disease and trauma. Passionate about natural healing, disease prevention and human optimization. Prior to working in wellness Sheryl had a ten year corporate career with senior roles in private equity, real estate development and management consulting. Owner of 2 successful bootstrapped lifestyle businesses, turn around experience and 2 profitable exits.



Layna Dakin
COO

20 years experience running operations at leading wellness businesses, Director of Sweat studios and Sweat TV. Master yoga teacher trainer, meditation teacher, content creator, process management expert and team leader. Previously co-created content and curriculum with Sheryl at Red Diamond.



Alexis Cowan
Chief Scientific Officer

PhD in molecular biology from Princeton University, specializing in the metabolic effects of nutritional and exercise interventions and currently a post-doctoral research fellow at the University of Pennsylvania studying microbiome-diet interactions in both health and disease (i.e., cancer). She overcame childhood obesity--lost over 100lbs during high school--an eating disorder, and irritable bowel syndrome. Alexis has deep recognition for and appreciation of the interplay between the physical, mental, emotional, and spiritual levels of being, and how harmonization across these levels is absolutely essential to achieving health in a holistic sense.



Kerry Perl
Chief Strategy Officer

Twenty five year veteran of the financial services industry, specifically asset management manufacturing and distribution. Departed from big corporate in 2017 to pursue business opportunities in alignment with a deep personal passion for self actualization, metaphysical philosophy, mental and physical well-being with a second career in digital health. Bikram yoga teacher, devoted to daily meditation. Student of Dr. Joe Dispenza. Psychonaut.



Nic Georgescu
VP Data Science

10 years experience in data analysis, both as a scientist and data scientist. PhD, focused on electrochemical theory and transport phenomena from Case Western. Nic is an expert in machine learning, data engineering, and process automation. Passionate about heathy living and using data to deliver personalization for business and human outcomes.

USE OF PROCEEDS

If the offering's maximum amount of $1,234,999 is raised:

Use	Value	% of Proceeds
Technology	$654,702	53.0%
G&A	$284,428	23.0%
Content	$235,355	19.1%
Intermediary fees	$60,515	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in Japa Health, Inc.. This offering must raise at least $10,000 by April 26, 2024 at 11:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Japa Health may issue additional securities to raise up to $1,234,999, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

9,245,459 shares
× $0.99 per share

$9,153,004 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on February 24, 2023
- Form C/A on February 27, 2023
- Form C/A on April 24, 2023
- Form C/A on May 1, 2023
- Form C/A on June 21, 2023
- Form C/A on July 24, 2023
- Form C/A on August 28, 2023
- Form C/A on October 27, 2023
- Form C/A on January 2, 2024

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Facebook

UPDATES

Jan 2, 2024 • Filed Form C/A

Oct 27, 2023 • Filed Form C/A

Aug 28, 2023 • Filed Form C/A

Jul 27, 2023 • Dear Investor community, Thank you for your...

Jul 24, 2023 • Filed Form C/A

Jun 21, 2023 • Filed Form C/A

May 1, 2023 • Filed Form C/A

Apr 24, 2023 • Filed Form C/A

Feb 27, 2023 • Filed Form C/A

Feb 24, 2023 • Primary offering of 1,247,474 shares at $0.99

Feb 24, 2023 • Filed Form C

ASK A QUESTION

Proofread your comment before submitting: once it's posted, you can't edit or delete it. Investors are advised to review our Discussion Board Policy before submitting a comment. For the fastest help with the web site, email help@netcapital.com instead of commenting.

Type your question or comment here

Post

Looking to raise capital?
We can help turn your friends, family and customers into investors.

Learn more

Interested in more investment opportunities?
Browse all offerings currently available.

See more

hello@netcapital.com
+1 (617)-231-9270